Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2025 Financial Results
Second Quarter Fiscal 2025 Total Revenue of $478.1 million, up 13% Year-over-Year
Continued Strong Customer Growth with Over 50,700 Customers as of July 31, 2024
MongoDB Atlas Revenue up 27% Year-over-Year; 71% of Total Q2 Revenue
NEW YORK - August 29, 2024 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the second quarter ended July 31, 2024.
“MongoDB delivered healthy second quarter results, highlighted by strong new workload acquisition and better-than-expected Atlas consumption trends. Our continued success in winning new workloads demonstrates the critical role MongoDB’s platform plays in modern application development,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“We remain excited about our opportunity to continue capturing share in one of the largest markets in software. Today, companies of all sizes and across nearly every industry and geography rely on MongoDB to build the software that helps them run and transform their business. We believe we are incredibly well positioned to help customers incorporate generative AI into their business and modernize their legacy application estate.”

Second Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue was $478.1 million for the second quarter of fiscal 2025, an increase of 13% year-over-year. Subscription revenue was $463.8 million, an increase of 13% year-over-year, and services revenue was $14.3 million, a decrease of 1% year-over-year.
•Gross Profit: Gross profit was $349.9 million for the second quarter of fiscal 2025, representing a 73% gross margin compared to 75% in the year-ago period. Non-GAAP gross profit was $360.8 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross margin of 78% in the year-ago period.
•Loss from Operations: Loss from operations was $71.4 million for the second quarter of fiscal 2025, compared to a loss from operations of $49.0 million in the year-ago period. Non-GAAP income from operations was $52.5 million, compared to non-GAAP income from operations of $79.1 million in the year-ago period.
•Net Loss: Net loss was $54.5 million, or $0.74 per share, based on 73.5 million weighted-average shares outstanding, for the second quarter of fiscal 2025. This compares to a net loss of $37.6 million, or $0.53 per share, in the year-ago period. Non-GAAP net income was $59.0 million, or $0.70 per share, based on 83.8 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $76.7 million, or $0.93 per share, in the year-ago period.
•Cash Flow: As of July 31, 2024, MongoDB had $2.3 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2024, MongoDB used $1.4 million of cash in operations, used $1.1 million of cash in capital expenditures and used $1.5 million of cash in principal repayments of finance leases, leading to negative free cash flow of $4.0 million, compared to negative free cash flow of $27.3 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2025 and Recent Business Highlights
•The MongoDB AI Applications Program (MAAP) was made generally available to customers in July. MAAP brings together an ecosystem of companies—including tech leaders like AWS, Google Cloud, Microsoft Azure and Accenture as well as gen AI innovators like Anthropic, Cohere and Fireworks AI—to offer an end-to-end AI technology stack, professional services, and a unified support system that helps customers quickly build and deploy AI applications. Organizations are eager to adopt AI, and MAAP makes it easier for them to confidently move from concept to production.
•MongoDB Atlas Vector Search was named the most loved and second-most used vector database on the market for the second year in a row in Retool’s 2024 State of AI report. Since introducing Atlas Vector Search last year, MongoDB has quickly become a trusted partner for customers looking to build powerful AI applications.
•MongoDB continues to be a critical partner to hyperscalers around the world. Most recently, MongoDB was named Amazon Web Services’s (AWS) Technology Partner of the Year in Taiwan, AWS’s Global Software Partner of the Year in ASEAN, and Microsoft’s Global ISV Partner of the Year in Spain. With availability in 118 AWS, Google Cloud, and Microsoft Azure cloud regions globally, AI-focused technology integrations with all three major cloud providers, and a growing presence in the major cloud marketplaces, developers can frictionlessly run MongoDB Atlas-backed applications anywhere.
Third Quarter and Full Year Fiscal 2025 Guidance
Based on information available to management as of today, August 29, 2024, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2025.

	Third Quarter Fiscal 2025	Full Year Fiscal 2025
Revenue	$493.0 million to $497.0 million	$1.92 billion to $1.93 billion
Non-GAAP Income from Operations	$57.0 million to $60.0 million	$187.0 million to $195.0 million
Non-GAAP Net Income per Share	$0.65 to $0.68	$2.33 to $2.47
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, August 29, 2024, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the

Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the third fiscal quarter and full year fiscal 2025 and underlying assumptions, our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future as well as the criticality of MongoDB to artificial intelligence application development. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, filed with the SEC on May 31, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;

•additionally, non-GAAP net income and non-GAAP net income per share are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries by unleashing the power of software and data. Built by developers, for developers, MongoDB’s developer data platform is a database with an integrated set of related services that allow development teams to address the growing requirements for today’s wide variety of modern applications, all in a unified and consistent user experience. MongoDB has tens of thousands of customers in over 100 countries. The MongoDB database platform has been downloaded hundreds of millions of times since 2007, and there have been millions of builders trained through MongoDB University courses. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB

press@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,290,901	$802,959
Short-term investments	973,933	1,212,448
Accounts receivable, net of allowance for doubtful accounts of $7,879 and $8,054 as of July 31, 2024 and January 31, 2024, respectively	311,166	325,610
Deferred commissions	97,644	92,512
Prepaid expenses and other current assets	48,403	50,107
Total current assets	2,722,047	2,483,636
Property and equipment, net	48,389	53,042
Operating lease right-of-use assets	36,873	37,365
Goodwill	69,679	69,679
Acquired intangible assets, net	1,133	3,957
Deferred tax assets	4,765	4,116
Other assets	248,344	217,847
Total assets	$3,131,230	$2,869,642
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,135	$9,905
Accrued compensation and benefits	112,063	112,579
Operating lease liabilities	11,048	9,797
Other accrued liabilities	100,795	74,831
Deferred revenue	307,114	357,108
Total current liabilities	541,155	564,220
Deferred tax liability	1,061	285
Operating lease liabilities	28,877	30,918
Deferred revenue	15,612	20,296
Convertible senior notes, net	1,144,977	1,143,273
Other liabilities	36,501	41,661
Total liabilities	1,768,183	1,800,653
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2024 and January 31, 2024; 73,963,083 shares issued and 73,863,712 shares outstanding as of July 31, 2024; 72,840,692 shares issued and 72,741,321 shares outstanding as of January 31, 2024	73	73
Additional paid-in capital	3,210,146	2,777,322
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2024 and January 31, 2024	(1,319)	(1,319)
Accumulated other comprehensive income	901	4,545
Accumulated deficit	(1,846,754)	(1,711,632)
Total stockholders’ equity	1,363,047	1,068,989
Total liabilities and stockholders’ equity	$3,131,230	$2,869,642

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue:
Subscription	$463,805	$409,334	$900,701	$764,048
Services	14,304	14,457	27,969	28,023
Total revenue	478,109	423,791	928,670	792,071
Cost of revenue:
Subscription(1)	106,816	84,822	207,578	162,995
Services(1)	21,437	20,515	43,372	39,791
Total cost of revenue	128,253	105,337	250,950	202,786
Gross profit	349,856	318,454	677,720	589,285
Operating expenses:
Sales and marketing(1)	221,539	195,934	440,983	378,667
Research and development(1)	148,967	125,420	295,027	242,237
General and administrative(1)	50,790	46,103	111,336	85,931
Total operating expenses	421,296	367,457	847,346	706,835
Loss from operations	(71,440)	(49,003)	(169,626)	(117,550)
Other income, net	20,808	14,994	40,982	31,782
Loss before provision for income taxes	(50,632)	(34,009)	(128,644)	(85,768)
Provision for income taxes	3,897	3,588	6,478	6,075
Net loss	$(54,529)	$(37,597)	$(135,122)	$(91,843)
Net loss per share, basic and diluted	$(0.74)	$(0.53)	$(1.84)	$(1.30)
Weighted-average shares used to compute net loss per share, basic and diluted	73,543,427	70,874,117	73,269,824	70,531,581
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenue—subscription	$7,519	$6,075	$13,682	$11,589
Cost of revenue—services	3,401	3,342	6,656	6,290
Sales and marketing	41,040	40,376	80,653	77,982
Research and development	55,188	48,413	110,361	92,479
General and administrative	15,275	15,106	31,834	28,927
Total stock‑based compensation expense	$122,423	$113,312	$243,186	$217,267

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(54,529)	$(37,597)	$(135,122)	$(91,843)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,349	4,173	7,175	8,546
Stock-based compensation	122,423	113,312	243,186	217,267
Amortization of debt discount and issuance costs	852	847	1,704	1,694
Amortization of finance right-of-use assets	994	993	1,987	1,987
Amortization of operating right-of-use assets	2,592	2,254	5,071	4,479
Deferred income taxes	19	(189)	26	(377)
Amortization of premium and accretion of discount on short-term investments, net	(5,680)	(12,279)	(13,461)	(25,509)
Realized and unrealized gain (loss) on financial instruments, net	(373)	932	(852)	(1,294)
Unrealized foreign exchange loss	1,089	870	1,204	1,299
Change in operating assets and liabilities:
Accounts receivable, net	(46,027)	(61,206)	13,299	12,158
Prepaid expenses and other current assets	149	124	1,382	(2,785)
Deferred commissions	(15,153)	(7,104)	(19,973)	(4,440)
Other long-term assets	(9,475)	(92)	(9,309)	(138)
Accounts payable	746	(52)	199	(356)
Accrued liabilities	22,687	16,090	29,213	3,459
Operating lease liabilities	(3,183)	(2,262)	(5,368)	(4,656)
Deferred revenue	(16,882)	(44,084)	(54,313)	(91,350)
Other liabilities, non-current	(3,996)	(32)	(3,833)	287
Net cash (used in) provided by operating activities	(1,398)	(25,302)	62,215	28,428
Cash flows from investing activities
Purchases of property and equipment	(1,051)	(635)	(1,590)	(1,258)
Investments in non-marketable securities	(5,500)	(750)	(5,500)	(2,056)
Proceeds from maturities of marketable securities	310,000	475,000	435,000	755,000
Purchases of marketable securities	(13,029)	(583,810)	(185,633)	(650,599)
Net cash provided by (used in) investing activities	290,420	(110,195)	242,277	101,087
Cash flows from financing activities
Proceeds from settlement of capped calls	170,589	—	170,589	—
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	18,640	19,781	18,640	19,781
Proceeds from exercise of stock options	353	2,037	1,306	3,509
Principal payments of finance leases	(1,546)	(1,361)	(3,639)	(2,703)
Net cash provided by financing activities	188,036	20,457	186,896	20,587
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(968)	706	(2,551)	1,415
Net increase (decrease) in cash, cash equivalents and restricted cash	476,090	(114,334)	488,837	151,517
Cash, cash equivalents and restricted cash, beginning of period	816,390	722,190	803,643	456,339
Cash, cash equivalents and restricted cash, end of period	$1,292,480	$607,856	$1,292,480	$607,856

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$349,856	$318,454	$677,720	$589,285
Gross margin (Gross profit/Total revenue) on a GAAP basis	73%	75%	73%	74%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	7,650	6,364	14,147	12,051
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,281	4,156	6,754	7,541
Non-GAAP gross profit	$360,787	$328,974	$698,621	$608,877
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	75%	78%	75%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$221,539	$195,934	$440,983	$378,667
Less:
Expenses associated with stock-based compensation	40,820	47,958	82,974	88,289
Amortization of intangible assets	—	760	85	1,520
Non-GAAP sales and marketing operating expense	$180,719	$147,216	$357,924	$288,858

Research and development operating expense on a GAAP basis	$148,967	$125,420	$295,027	$242,237
Less:
Expenses associated with stock-based compensation	56,389	50,822	114,150	96,546
Amortization of intangible assets	170	1,535	2,738	3,070
Non-GAAP research and development operating expense	$92,408	$73,063	$178,139	$142,621

General and administrative operating expense on a GAAP basis	$50,790	$46,103	$111,336	$85,931
Less:
Expenses associated with stock-based compensation	15,647	16,525	34,092	31,306
Non-GAAP general and administrative operating expense	$35,143	$29,578	$77,244	$54,625

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(71,440)	$(49,003)	$(169,626)	$(117,550)
GAAP operating margin (Loss from operations/Total revenue)	(15)%	(12)%	(18)%	(15)%
Add back:
Expenses associated with stock-based compensation	123,787	125,825	252,117	235,733
Amortization of intangible assets	170	2,295	2,823	4,590
Non-GAAP income from operations	$52,517	$79,117	$85,314	$122,773
Non-GAAP operating margin (Non-GAAP Income from operations/Total revenue)	11%	19%	9%	16%

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(54,529)	$(37,597)	$(135,122)	$(91,843)
Add back:
Expenses associated with stock-based compensation	123,787	125,825	252,117	235,733
Amortization of intangible assets	170	2,295	2,823	4,590
Amortization of debt issuance costs related to convertible senior notes	852	847	1,704	1,694
Less:
Gains on financial instruments, net	373	(932)	852	1,294
Income tax effects and adjustments *	10,864	15,590	18,952	24,916
Non-GAAP net income	$59,043	$76,712	$101,718	$123,964

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.74)	$(0.53)	$(1.84)	$(1.30)
Add back:
Expenses associated with stock-based compensation	1.68	1.78	3.44	3.34
Amortization of intangible assets	—	0.03	0.04	0.07
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.02	0.02
Less:
Gains on financial instruments, net	0.01	(0.01)	0.01	0.02
Income tax effects and adjustments *	0.15	0.22	0.26	0.35
Non-GAAP net income per share, basic	$0.79	$1.08	$1.39	$1.76
Adjustment for fully diluted earnings per share	(0.09)	(0.15)	(0.17)	(0.25)
Non-GAAP net income per share, diluted **	$0.70	$0.93	$1.22	$1.51
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Diluted non-GAAP net income per share is calculated based upon 83.8 million and 83.5 million of diluted weighted-average shares of outstanding common stock for the three and six months ended July 31, 2024, respectively, and 82.5 million and 82.1 million of diluted weighted-average shares of outstanding common stock for the three and six months ended July 31, 2023, respectively.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Net cash (used in) provided by operating activities	$(1,398)	$(25,302)	$62,215	$28,428
Capital expenditures	(1,051)	(635)	(1,590)	(1,258)
Principal repayments of finance leases	(1,546)	(1,361)	(3,639)	(2,703)
Capitalized software	—	—	—	—
Free cash flow	$(3,995)	$(27,298)	$56,986	$24,467

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024
Total Customers (a)	37,000+	39,100+	40,800+	43,100+	45,000+	46,400+	47,800+	49,200+	50,700+
Direct Sales Customers(b)	5,400+	5,900+	6,400+	6,700+	6,800+	6,900+	7,000+	7,100+	7,300+
MongoDB Atlas Customers	35,500+	37,600+	39,300+	41,600+	43,500+	44,900+	46,300+	47,700+	49,200+
Customers over $100K(c)	1,462	1,545	1,651	1,761	1,855	1,972	2,052	2,137	2,189

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024
MongoDB Enterprise Advanced: % of Subscription Revenue	28%	29%	28%	28%	26%	27%	26%	25%	24%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	86%	87%	88%	88%	88%	88%	88%	87%	87%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.